Exhibit 99.1

REalloys Inc. (Nasdaq: ALOY) Announces Private Placement of Common Stock for Gross Proceeds of Approximately $100 Million

EUCLID, Ohio, June 24, 2026 (GLOBE NEWSWIRE) — REalloys Inc. (Nasdaq: ALOY) (“REalloys” or the “Company”), a U.S.-based mine-to-magnet rare earth company, today announced that it has entered into a securities purchase agreement with institutional investors for the purchase and sale of common stock resulting in aggregate gross proceeds of approximately $100 million. The offering is expected to close on or about June 26, 2026, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from the offering for working capital and general corporate purposes.

Clear Street LLC is acting as the sole placement agent for the offering.

Haynes and Boone, LLP is serving as legal counsel to REalloys for the offering. Paul Hastings LLP is serving as legal counsel to Clear Street LLC for the offering.

The securities being sold in the offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and accordingly may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of Common Stock sold in the private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer, solicitation or sale of any securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About REalloys Inc.

REalloys Inc. is advancing a fully integrated North American mine-to-magnet supply chain encompassing upstream resource development, midstream processing, and downstream manufacturing. REalloys’ upstream foundation includes its Hoidas Lake rare earth asset in Saskatchewan and a diversified network of allied feedstock and recycling partners. Together with SRC, REalloys is funding and contracting the scale-up of North American heavy rare earth midstream separation, refining, and metallization capabilities, securing exclusive access to the commercial output to supply its downstream manufacturing operations in Euclid, Ohio. REalloys’ Ohio facility serves federal logistics and procurement agencies supporting the Department of Defense, the Department of Energy, and the National Aeronautics and Space Administration, in addition to the broader defense industrial base and Organic Industrial Base.

For more information, please visit https://realloys.com or email InvestInAmerica@REalloys.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, without limitation, statements regarding the offering, including the timing, size and expected gross proceeds of the offering, the satisfaction of customary closing conditions and the Company’s ability to complete the offering; the anticipated use of proceeds; and REalloys’ broader mine-to-magnet strategy. Words such as “anticipate,” “believe,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” and similar expressions are intended to identify forward-looking statements, though their absence does not mean a statement is not forward-looking.

These statements are based on management’s current expectations and assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially, including, without limitation: failure to satisfy closing conditions for the offering; changes in prevailing market conditions; the availability, cost and terms of financing; the anticipated use of proceeds, which could change as a result of market conditions or other reasons; risks relating to permitting, construction, financing and operation of REalloys’ downstream facilities; compliance with ITAR, EAR, Section 889-equivalent and other U.S. federal procurement and export-control requirements; commodity-price volatility; uncertainties related to scaling new technologies or processes to industrial production; supply-chain reliability, logistics, and availability of equipment and materials; changes to commercial arrangements with key partners; failure to achieve anticipated qualification, validation, or commercial acceptance by customers; environmental, health, safety, permitting, and regulatory risks; capital availability and financing conditions; geopolitical events and trade policies affecting critical minerals; workforce recruitment and retention; cybersecurity or intellectual-property risks; competitive developments or technological change; the Company’s history of losses and going-concern considerations; the Company’s status as an emerging growth company and smaller reporting company; and the other risks and uncertainties described in REalloys’ filings with the U.S. Securities and Exchange Commission. Forward-looking statements speak only as of the date of this release. REalloys undertakes no obligation to update any forward-looking statement except as required by applicable law.

Investor and Media Contact

REalloys Inc.

7280 W. Palmetto Park Rd., Suite 302N, Boca Raton, FL 33433

(972) 726-9203

Contact: Sarah Riley, Director of IR and Communications

Email: sarah.riley@realloys.com

Website: https://realloys.com